                                                                      EXHIBIT 21

                                              STATE OF
          NAME OF SUBSIDIARY               INCORPORATION
--------------------------------------  --------------------
      Mid-America Centers Corp.               Nebraska
  (formerly Dial Enterprises Corp.)

                                       51